UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2006

AEGIS ASSESSMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50213	72-1525702

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7975 Hayden Road, #D363, Scottsdale, AZ	85258

(Address of principal executive offices)	(Zip Code)

480-778-9140
Registrant's telephone number, including area code:

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2006 (the “Closing Date”), Aegis Assessments, Inc. (the “Company”) executed definitive agreements for the purchase by institutional, accredited investors (collectively, the “Investors”) for $1,000,000 of principal amount of 6% convertible secured promissory notes of the Company (“Note” or the “Notes”), maturing three years from the date of issuance. As of the Closing Date, the Investors purchased Notes in the amount of $500,000.  Within two days of the Registration Statement (as defined below) being declared effective within the required time period, the Investors will purchase additional Notes in the amount of $500,000.

The Notes will be convertible at the Investor’s option, into shares of the Company's common stock, $.0001 par value (the “Common Stock”) at a per share conversion price equal to the Applicable Percentage (as defined below) multiplied by the average of the lowest three intraday trading prices for the Common Stock during the twenty trading days prior to the notice of conversion being sent.  The Applicable Percentage is equal to (i) 50% as of the Closing Date, (ii) 55% in the event that the Registration Statement is filed within the required time period and (iii) 60% in the event that the Registration Statement becomes effective within the required time period.

To secure the Investors’ obligations under the Notes, the Company granted the Investors a security interest in substantially all of its assets, including without limitation its intellectual property, on the terms and conditions of a Security Agreement (the “Security Agreement”) and an Intellectual Property Security Agreement (the “Intellectual Property Agreement”). The security interest granted under the Security Agreement and the Intellectual Property Agreement terminates immediately upon payment or satisfaction of all of the Company's obligations under the Notes.

In connection with the issuance of the Notes, the Company issued to the Investors seven-year common stock purchase warrants (the “Warrants”) to purchase 10,000,000 shares of Common Stock. The exercise price of the Warrants is $0.10.  The Warrants do not have registration rights.

The conversion price of the Notes and the exercise price of the Warrants are subject to adjustment for certain dilution events or in the event of certain capital adjustments or similar transactions, such as a stock split or merger, or, in certain circumstances, the issuance of additional equity securities for consideration less than the respective exercise prices.  Subject to certain excepted issuances, the Investors have a right of first refusal with respect to any proposed sale of Company securities for a period of not less than two years following the effective date of the Registration Statement.

As of the date of the filing of this Current Report on Form 8-K, the Company has received gross proceeds of $500,000 and net proceeds of approximately $418,500, after payment of offering related fees and expenses.

In addition, the Company has agreed to file within 45 days of the Closing Date a registration statement (the “Registration Statement”) covering 225% the shares of Common Stock underlying the Notes and have such Registration Statement declared effective within 120 days of the Closing Date. The Company will be obligated to pay liquidated damages to the Investors if the Registration Statement is not timely filed or declared effective equal to 2% of the then outstanding amounts under the Notes for each thirty day period (or portion thereof).

At the time of Closing, the Company agreed with the institutional, accredited investors (the "Old Investors") who purchased an aggregate of $111,000 in principal amount of promissory notes ("Additional Notes") on August 15, 2006 as part of the amendment to and modification of the financing entered into with the Company on February 17, 2006 to roll the Additional Notes plus a 20% premium for a total of $133,200 into the Notes described in this Current Report on From 8-K in consideration of the Old Investors waiving any and all defaults and penalties relating to the Additional Notes. The Additional Notes were due on October 20, 2006. The Company will not receive any additional proceeds from the Old Investors as part of this transaction.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The sale of the Warrants to the Investor was made pursuant to an exemption from registration requirements under Regulation D and/or Section 4(2) of the Act.

The foregoing description is qualified in its entirety by the agreements and the other instruments relating to the Notes and the Warrants attached to this Current Report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None

(b) Pro Forma Financial Information.

None

(c) Exhibits.

4.1

Form of Stock Purchase Warrant issued to investors by Aegis Assessments, Inc. as of October 27, 2006.

4.2

Form of Registration Rights Agreement among Aegis Assessments, Inc. and investors dated as of October 27, 2006.

4.3

Form of 6% Callable Secured Convertible Note issued to investors by Aegis Assessments, Inc. as of October 27, 2006

10.1

Form of Securities Purchase Agreement among Aegis Assessments, Inc. and investors dated as of October 27, 2006.

10.2

Form of Security Agreement among Aegis Assessments, Inc. and investors dated as of October 27, 2006.

10.3

Form of Intellectual Property Security Agreement among Aegis Assessments, Inc. and investors dated as of October 27, 2006.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 2, 2006.

November 2, 2006	Aegis Assessments, Inc.

	By:	/s/ Richard Reincke

Richard Reincke
President/Chief Operating Officer

4